Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kenneth Boerger	Lisa Fell
Vice President and Treasurer	Director of Corporate Communications
(419) 325-2279	(419) 325-2001
ken.boerger@libbey.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 29, 2013

LIBBEY INC. ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

Company announces completion of new three-year collective bargaining agreements with unions at its Toledo, Ohio, manufacturing facility: also announces that, after more than 43 years of service, Richard I. Reynolds has elected to retire as Executive Vice President, Strategy Program Management, by December 31, 2013

TOLEDO, OHIO, OCTOBER 29, 2013--Libbey Inc. (NYSE MKT: LBY) today reported results for the third quarter-ended September 30, 2013.

Third Quarter Financial Highlights

•	Sales for the third quarter were $204.4 million, compared to $209.2 million for the third quarter of 2012, a decrease of 2.3 percent (3.6 percent excluding currency fluctuation).

•	Net cash provided by operating activities of $34.8 million set an all-time record for any third quarter.

•	Free cash flow (see Table 4) of $24.5 million also set a record for any third quarter in Company history.

“Although current demand is soft, we remain on track with our longer-term goals, including increasing profitability and cash generation. In the third quarter, we saw lower sales in the retail channel of distribution in China and the U.S. and Canada and to a more modest degree in the foodservice channel of distribution in these markets. We are encouraged by sales increases in Mexico and Latin America and in EMEA that contributed to our record third quarter cash flow from operations and free cash flow performance. Our restructuring initiatives over the last two years have strengthened our cost position considerably, and we are now focused on productivity improvement initiatives across our global operations. These steps, combined with our strong market positions, the breadth of our product portfolio, our drive for innovation and our superior customer service, position us well to realize value-driving benefits as demand in certain markets strengthens," said Stephanie A. Streeter, chief executive officer of Libbey Inc.

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Libbey Inc.

Streeter continued, "We expect to deliver adjusted EBITDA margins for the full-year 2013 in line with 2012 on slightly lower 2013 sales, again validating our much improved cost platform. We now look forward to a stronger sales environment and the opportunity to better leverage our global capabilities."

Third Quarter Segment Sales and Operational Review

•
Sales in the Americas segment were $141.4 million, compared to $146.2 million in the third quarter of 2012, a decrease of 3.3 percent (3.8 percent excluding currency fluctuation). Sales performance was led by a 4.0 percent increase in sales within our Mexican and Latin American end market (2.7 percent excluding currency impact) and an 11.6 percent increase in our U.S. and Canada business-to-business channel. However, even with the improvement in business-to-business sales, overall sales within our US and Canada end market were lower by 6.5 percent.

•	Sales in the EMEA segment increased 3.0 percent (a decrease of 2.2 percent excluding currency impact) to $35.5 million, compared to $34.5 million in the third quarter of 2012.

•
Sales in Other were $27.5 million, compared to $28.5 million in the prior-year quarter. This decrease was largely the result of a 17.4 percent decrease in sales (19.4 percent excluding currency impact) in the Asia Pacific end market. This was mostly offset by a 3.0 percent increase in sales of our Syracuse China and World Tableware products.

•	Earnings before interest and income taxes (EBIT) decreased to $13.3 million in the third quarter of 2013, compared to $24.1 million for the third quarter of 2012.

•
Adjusted EBITDA of $28.7 million (see Tables 1 and 3) was $9.3 million less than the $38.0 million reported in the prior-year quarter. The primary factors contributing to the decline in adjusted EBITDA from the prior-year quarter include underabsorption of fixed costs of approximately $5 million from the previously announced realignment of our North American manufacturing and a planned rebuild of a furnace in China and an approximately $4 million negative impact as a result of revenue declines in the U.S. and China related to general softness in the business in these two geographies.

•	Interest expense decreased by $1.0 million to $7.7 million, compared to $8.7 million in the year-ago period, primarily driven by lower debt.

•
Our effective tax rate was 15.0 percent for the quarter-ended September 30, 2013, compared to 3.5 percent for the quarter-ended September 30, 2012. The effective tax rate was influenced by foreign jurisdictions with differing statutory rates, foreign withholding tax and other activity in jurisdictions with recorded valuation allowances.

Nine-Month Financial Highlights

•	Sales for the first nine months of 2013 were $597.8 million, compared to $606.2 million for the first nine months of 2012, a decrease of 1.4 percent (2.5 percent excluding currency fluctuation).

•	Net income for the first nine months of 2013 grew to $19.2 million, compared to net income of $5.4 million during the first nine months of 2012.

•	EBIT increased to $49.8 million in the first nine months of 2013, compared to $36.8 million for the first nine months of 2012.

•	Adjusted EBITDA was $96.8 million, compared to $102.5 million for the nine months ending September 30, 2012.

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Libbey Inc.

Nine-Month Segment Sales and Operational Review

•
Sales in the Americas segment were $406.7 million, compared to $424.4 million in the first nine months of 2012, a decrease of 4.2 percent (5.0 percent excluding currency fluctuation). Sales performance was led by a 4.0 percent increase in sales within our Mexican and Latin American end market (1.3 percent excluding currency impact), offset by a 7.6 percent decrease within our U.S. and Canada end market.

•	Sales in the EMEA segment increased 8.8 percent (6.1 percent excluding currency impact) to $107.7 million, compared to $99.0 million in the first nine months of 2012.

•
Sales in Other were $83.3 million, compared to $82.8 million in the prior-year period. This increase was largely the result of a 7.4 percent increase in sales of our Syracuse China and World Tableware products, offset by a 12.5 percent decrease in sales (13.8 percent excluding currency impact) in the Asia Pacific end market.

•	Interest expense decreased by $4.8 million to $24.3 million, compared to $29.1 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was 25.0 percent for the nine months ended September 30, 2013, compared to 30.4 percent for the nine months ended September 30, 2012. The effective tax rate was influenced by foreign jurisdictions with differing statutory rates, accruals related to uncertain tax positions, foreign withholding tax and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•	Libbey continued to strengthen its balance sheet as it realized a net reduction in debt outstanding of $7.6 million during the quarter.

•
Libbey reported that it had available capacity of $82.9 million under its ABL credit facility as of September 30, 2013, with no loans currently outstanding. The Company also had cash on hand of $29.5 million at September 30, 2013.

•
As of September 30, 2013, working capital, defined as inventories and accounts receivable less accounts payable, was $204.2 million, compared to $218.1 million at September 30, 2012. This decrease in working capital resulted from lower receivables and higher accounts payable, partially offset by higher inventories.

Sherry Buck, chief financial officer, added, "We continued to reduce our outstanding debt as we generated record cash flow for any third quarter in Libbey's history. Additionally, we lowered our investment in working capital by more than six percent, or $13.9 million, when compared to the year-ago quarter. In spite of some of the atypical costs we incurred related to capacity utilization during the quarter as we realign our production in the Americas, we believe we are on track to further reduce our long-term debt while investing in the multi-year objectives laid out in our Libbey 2015 plan."

New Collective Bargaining Agreement

Libbey reported that it has successfully concluded negotiations on new collective bargaining agreements with all four local unions in Toledo, Ohio. The new three-year agreements have been ratified by union membership and will be in place through September 30, 2016.

Richard I. Reynolds Elects to Retire

The Company also announced that Richard I. Reynolds, Executive Vice President, Strategy Program Management, has elected to retire after more than 43 years of service. Ms. Streeter commended Reynolds on his exceptional career; "Dick embodies the heart and soul of this company and has made innumerable contributions to Libbey in the last 43 years. He has served in a wide variety of roles, including chief financial officer and chief operating officer. He has been an outstanding leadership role model for generations of Libbey employees. We wish him well as he

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Libbey Inc.

starts this new chapter in his life." Mr. Reynolds will continue to serve as a member of the Board of Directors of the Company until its 2014 annual meeting of shareholders.

Webcast Information

Libbey will hold a conference call for investors on Tuesday, October 29, 2013, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 14 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, we believe Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2012, Libbey Inc.'s net sales totaled $825.3 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 18, 2013. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended September 30,
	2013	2012
Net sales	$204,386	$209,150
Freight billed to customers	924	1,015
Total revenues	205,310	210,165
Cost of sales (1)	165,405	158,956
Gross profit	39,905	51,209
Selling, general and administrative expenses (1)	25,519	26,887
Special charges (1)	390	—
Income from operations	13,996	24,322
Other expense	(706)	(195)
Earnings before interest and income taxes	13,290	24,127
Interest expense	7,706	8,720
Income before income taxes	5,584	15,407
Provision for income taxes (1)	835	546
Net income	$4,749	$14,861

Net income per share:
Basic	$0.22	$0.71
Diluted	$0.21	$0.70

Weighted average shares:
Outstanding	21,493	20,896
Diluted	22,223	21,360

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Nine months ended September 30,
	2013	2012
Net sales	$597,766	$606,226
Freight billed to customers	2,447	2,482
Total revenues	600,213	608,708
Cost of sales (1)	460,614	458,096
Gross profit	139,599	150,612
Selling, general and administrative expenses (1)	81,551	82,391
Special charges (1)	4,619	—
Income from operations	53,429	68,221
Loss on redemption of debt (1)	(2,518)	(31,075)
Other expense	(1,090)	(359)
Earnings before interest and income taxes	49,821	36,787
Interest expense	24,267	29,085
Income before income taxes	25,554	7,702
Provision for income taxes (1)	6,380	2,343
Net income	$19,174	$5,359

Net income per share:
Basic	$0.90	$0.26
Diluted	$0.87	$0.25

Weighted average shares:
Outstanding	21,300	20,835
Diluted	21,929	21,267

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS:
Cash and cash equivalents	$29,466	$67,208
Accounts receivable — net	91,611	80,850
Inventories — net	173,394	157,549
Other current assets	23,145	12,997
Total current assets	317,616	318,604

Pension asset	11,129	10,196
Goodwill and purchased intangibles — net	186,679	186,794
Property, plant and equipment — net	254,498	258,154
Other assets	24,738	28,428
Total assets	$794,660	$802,176

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$60,767	$65,712
Accrued liabilities	85,648	84,268
Pension liability (current portion)	596	613
Non-pension postretirement benefits (current portion)	4,739	4,739
Other current liabilities	3,412	5,915
Long-term debt due within one year	15,146	4,583
Total current liabilities	170,308	165,830

Long-term debt	406,998	461,884
Pension liability	61,297	60,909
Non-pension postretirement benefits	67,304	71,468
Other liabilities	19,996	17,609
Total liabilities	725,903	777,700

Common stock and capital in excess of par value	321,586	313,586
Retained deficit	(128,896)	(148,070)
Accumulated other comprehensive loss	(123,933)	(141,040)
Total shareholders’ equity	68,757	24,476
Total liabilities and shareholders’ equity	$794,660	$802,176

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended September 30,
	2013	2012
Operating activities:
Net income	$4,749	$14,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,773	10,073
Loss on asset sales and disposals	481	127
Change in accounts receivable	732	(6,023)
Change in inventories	3,722	(3,006)
Change in accounts payable	318	(7,499)
Accrued interest and amortization of finance fees	7,266	8,186
Pension & non-pension postretirement benefits	3,118	1,241
Restructuring	(797)	—
Accrued liabilities & prepaid expenses	3,533	9,770
Income taxes	(2,106)	(921)
Share-based compensation expense	990	601
Other operating activities	988	479
Net cash provided by operating activities	34,767	27,889

Investing activities:
Additions to property, plant and equipment	(10,381)	(5,412)
Proceeds from asset sales and other	73	131
Net cash used in investing activities	(10,308)	(5,281)

Financing activities:
Borrowings on ABL credit facility	12,400	—
Repayments on ABL credit facility	(22,200)	—
Other repayments	(4,397)	(9,551)
Other borrowings	6,094	1,234
Stock options exercised	2,059	253
Debt issuance costs and other	—	(880)
Net cash used in financing activities	(6,044)	(8,944)

Effect of exchange rate fluctuations on cash	507	106
Increase in cash	18,922	13,770

Cash at beginning of period	10,544	19,577
Cash at end of period	$29,466	$33,347

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine months ended September 30,
	2013	2012
Operating activities:
Net income	$19,174	$5,359
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	34,170	30,897
Loss on asset sales and disposals	514	294
Change in accounts receivable	(10,147)	(6,497)
Change in inventories	(14,770)	(25,097)
Change in accounts payable	(5,999)	(12,087)
Accrued interest and amortization of discounts and finance fees	7,876	532
Call premium on senior notes	1,350	23,602
Write-off of finance fee & discounts on senior notes and ABL	1,168	10,975
Pension & non-pension postretirement benefits	8,322	(81,338)
Restructuring	2,858	—
Accrued liabilities & prepaid expenses	(13,052)	7,742
Income taxes	(6,285)	(1,041)
Share-based compensation expense	3,299	2,466
Other operating activities	2,994	563
Net cash provided by (used in) operating activities	31,472	(43,630)

Investing activities:
Additions to property, plant and equipment	(30,152)	(17,244)
Proceeds from asset sales and other	81	550
Net cash used in investing activities	(30,071)	(16,694)

Financing activities:
Borrowings on ABL credit facility	42,800	—
Repayments on ABL credit facility	(42,800)	—
Other repayments	(4,511)	(19,513)
Other borrowings	6,094	1,234
(Payments on) proceeds from 6.875% senior notes	(45,000)	450,000
Payments on 10% senior notes	—	(360,000)
Call premium on senior notes	(1,350)	(23,602)
Stock options exercised	5,107	293
Debt issuance costs and other	—	(13,034)
Net cash (used in) provided by financing activities	(39,660)	35,378

Effect of exchange rate fluctuations on cash	517	2
Decrease in cash	(37,742)	(24,944)

Cash at beginning of period	67,208	58,291
Cash at end of period	$29,466	$33,347

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4 and 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended September 30,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$204,386	$—	$204,386	$209,150	$—	$209,150
Freight billed to customers	924	—	924	1,015	—	1,015
Total revenues	205,310	—	205,310	210,165	—	210,165
Cost of sales	165,405	2,749	162,656	158,956	2,342	156,614
Gross profit	39,905	(2,749)	42,654	51,209	(2,342)	53,551
Selling, general and administrative expenses	25,519	448	25,071	26,887	1,444	25,443
Special charges	390	390	—	—	—	—
Income from operations	13,996	(3,587)	17,583	24,322	(3,786)	28,108
Other expense	(706)	—	(706)	(195)	—	(195)
Earnings before interest and income taxes	13,290	(3,587)	16,877	24,127	(3,786)	27,913
Interest expense	7,706	—	7,706	8,720	—	8,720
Income before income taxes	5,584	(3,587)	9,171	15,407	(3,786)	19,193
Provision for income taxes	835	(976)	1,811	546	(26)	572
Net income	$4,749	$(2,611)	$7,360	$14,861	$(3,760)	$18,621

Net income per share:
Basic	$0.22	$(0.12)	$0.34	$0.71	$(0.18)	$0.89
Diluted	$0.21	$(0.12)	$0.33	$0.70	$(0.18)	$0.87

Weighted average shares:
Outstanding	21,493			20,896
Diluted	22,223			21,360

	Three months ended September 30, 2013					Three months ended September 30, 2012
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Furnace Malfunction(2)	Pension Settlement	Other	Total Special Items	Severance and Other (3)	Total Special Items
Cost of sales	$—	$2,437	$312	$—	$2,749	$2,342	$2,342
SG&A	—	—	448	—	448	1,444	1,444
Special charges	390	—	—	—	390	—	—
Income taxes	(292)	(300)	(208)	(176)	(976)	(26)	(26)
Total Special Items	$98	$2,137	$552	$(176)	$2,611	$3,760	$3,760

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, facility.
(2) Furnace malfunction relates to loss of production and disposal of fixed assets at our Toledo, Ohio, manufacturing facility.
(3) Severance and other relates to implementation of our new strategic plan.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Nine Months
(dollars in thousands, except per-share amounts)
(unaudited)
	Nine months ended September 30,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$597,766	$—	$597,766	$606,226	$—	$606,226
Freight billed to customers	2,447	—	2,447	2,482	—	2,482
Total revenues	600,213	—	600,213	608,708	—	608,708
Cost of sales	460,614	4,448	456,166	458,096	2,342	455,754
Gross profit	139,599	(4,448)	144,047	150,612	(2,342)	152,954
Selling, general and administrative expenses	81,551	2,944	78,607	82,391	1,444	80,947
Special charges	4,619	4,619	—	—	—	—
Income from operations	53,429	(12,011)	65,440	68,221	(3,786)	72,007
Loss on redemption of debt	(2,518)	(2,518)	—	(31,075)	(31,075)	—
Other expense	(1,090)	—	(1,090)	(359)	—	(359)
Earnings before interest and income taxes	49,821	(14,529)	64,350	36,787	(34,861)	71,648
Interest expense	24,267	—	24,267	29,085	—	29,085
Income before income taxes	25,554	(14,529)	40,083	7,702	(34,861)	42,563
Provision for income taxes	6,380	(1,871)	8,251	2,343	(26)	2,369
Net income	$19,174	$(12,658)	$31,832	$5,359	$(34,835)	$40,194

Net income per share:
Basic	$0.90	$(0.59)	$1.49	$0.26	$(1.67)	$1.93
Diluted	$0.87	$(0.58)	$1.45	$0.25	$(1.64)	$1.89

Weighted average shares:
Outstanding	21,300			20,835
Diluted	21,929			21,267

	Nine months ended September 30, 2013						Nine months ended September 30, 2012
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Abandoned Property	Pension Settlement	Finance Fees (2)	Furnace Malfunction(3)	Total Special Items	Finance Fees (2)	Severance and Other(4)	Total Special Items
Cost of sales	$1,699	$—	$312	$—	$2,437	$4,448	$—	$2,342	$2,342
SG&A	—	1,781	1,163	—	—	2,944	—	1,444	1,444
Special charges	4,619	—	—	—	—	4,619	—		—
Loss on redemption of debt	—	—	—	2,518	—	2,518	31,075		31,075
Income taxes	(777)	(219)	(266)	(309)	(300)	(1,871)	—	(26)	(26)
Total Special Items	$5,541	$1,562	$1,209	$2,209	$2,137	$12,658	$31,075	$3,760	$34,835

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, facility.
(2) Finance fees for the nine months ended September 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013. Finance fees for the nine months ended September 2012 include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap.
(3) Furnace malfunction relates to loss of production and disposal of fixed assets at our Toledo, Ohio, manufacturing facility.
(4) Severance and other relates to implementation of our new strategic plan.

Table 3
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Reported net income	$4,749	$14,861	$19,174	$5,359
Add:
Interest expense	7,706	8,720	24,267	29,085
Provision for income taxes	835	546	6,380	2,343
Depreciation and amortization	11,773	10,073	34,170	30,897
EBITDA	25,063	34,200	83,991	67,684
Add: Special items before interest and taxes	3,587	3,786	14,529	34,861
Less: Depreciation expense included in special items and also in depreciation and amortization above	—	—	(1,699)	—
Adjusted EBITDA	$28,650	$37,986	$96,821	$102,545

Table 4
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(dollars in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net cash provided by (used in) operating activities	$34,767	$27,889	$31,472	$(43,630)
Capital expenditures	(10,381)	(5,412)	(30,152)	(17,244)
Proceeds from asset sales and other	73	131	81	550
Free Cash Flow	$24,459	$22,608	$1,401	$(60,324)

Table 5
Summary Business Segment Information
(dollars in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net Sales:
Americas (1)	$141,390	$146,169	$406,740	$424,428
EMEA (2)	35,491	34,454	107,714	98,969
Other (3)	27,505	28,527	83,312	82,829
Consolidated	$204,386	$209,150	$597,766	$606,226

Segment Earnings Before Interest & Taxes (Segment EBIT) (4) :
Americas (1)	$20,580	$27,020	$71,230	$73,708
EMEA (2)	(258)	1,804	(1,172)	1,526
Other (3)	202	5,378	8,366	16,011
Segment EBIT	$20,524	$34,202	$78,424	$91,245

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$20,524	$34,202	$78,424	$91,245
Retained corporate costs (5)	(3,647)	(6,289)	(14,074)	(19,597)
Consolidated Adjusted EBIT	16,877	27,913	64,350	71,648
Loss on redemption of debt	—	—	(2,518)	(31,075)
Severance	—	(3,911)	—	(3,911)
Pension settlement and curtailment	(760)	125	(1,475)	125
Furnace malfunction	(2,437)	—	(2,437)	—
Restructuring charges	(390)	—	(6,318)	—
Abandoned property	—	—	(1,781)	—
Special Items before interest and taxes	(3,587)	(3,786)	(14,529)	(34,861)
Interest expense	(7,706)	(8,720)	(24,267)	(29,085)
Income taxes	(835)	(546)	(6,380)	(2,343)
Net income	$4,749	$14,861	$19,174	$5,359

Depreciation & Amortization:
Americas (1)	$5,975	$6,045	$19,824	$18,248
EMEA (2)	2,930	2,375	7,923	7,389
Other (3)	2,587	1,325	5,377	4,156
Corporate	281	328	1,046	1,104
Consolidated	$11,773	$10,073	$34,170	$30,897

(1) Americas—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes worldwide sales of manufactured and sourced glass tableware having and end market destination in Europe, the Middle East and Africa.
(3) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific and worldwide sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs.
(5) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.